Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Magnum Hunter Resources Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-194932, 333-196618 and 333-197859) and Form S-8 (Nos. 333-168802, 333-169814, 333-171168, 333-177488, and 333-186674) of Magnum Hunter Resources Corporation of our report dated March 12, 2015, relating to Eureka Hunter Holding, LLC's consolidated financial statements, which appears in this Form 10-K/A of Magnum Hunter Resources Corporation.

/s/ BDO USA, LLP
Dallas, Texas
March 12, 2015